UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 16, 2021 (June 14, 2021)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market
Public Units, each consisting of one share of Common Stock, $0.0001 par value, and one-half of one Warrant	RMNIU	OTC Pink Current Information Marketplace
Warrants, exercisable for one share of Common Stock, $0.0001 par value	RMNIW	OTC Pink Current Information Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS
On June 14, 2021, Rimini Street, Inc. (the “Company”), as part of an internal restructuring, eliminated the position of Group Vice President and Chief Accounting Officer (“CAO”), consolidating the functions of this position with those of the Company’s Executive Vice President and Chief Financial Officer (“CFO”). As a result of this restructuring, Stanley Mbugua, who had been serving as the Company’s CAO and who had been designated as the Company’s “principal accounting officer,” as such term is defined under rulemaking adopted by the United States Securities and Exchange Commission (the “SEC”), departed the Company concurrently with the elimination of the CAO position.

Effective as of June 14, 2021, in connection with the restructuring described above, the Board of Directors of the Company designated Michael L. Perica, the Company’s current CFO and “principal financial officer,” as such term is defined under rulemaking adopted by the SEC, as the Company’s principal accounting officer. Mr. Perica, age 49, will oversee the Company’s accounting matters.

Mr. Perica has served in his current role as the Company’s CFO and principal financial officer since October 1, 2020. Prior to joining the Company, Mr. Perica served as Vice President Finance and Chief Financial Officer of the $1.2 billion Energy Systems Global business unit at Enersys (NYSE: ENS), a global leader in stored energy solutions. Mr. Perica joined Enersys in December 2018 as the result of Enersys’ acquisition of Alpha Technologies, where he led the sell-side process as Alpha Technologies’ Chief Financial Officer. Prior to his appointment as Chief Financial Officer in August 2015, he served as Alpha Technologies Vice President, International Finance and Operations since November 2013. Prior to his tenure at Alpha Technologies, Perica served as the Chief Financial Officer of Channell Commercial Corporation and spent 12 years as a sell-side analyst on Wall Street where he worked in senior publishing analyst positions at various investment banks. Mr. Perica holds a Bachelor of Business Administration degree in Accounting from Central Michigan University and a Master of Business Administration degree from the University of Southern California, Marshall School of Business.

Mr. Perica is party to an Offer Letter dated August 28, 2020, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 1, 2020 and incorporated herein by reference.

Mr. Perica is not receiving any additional compensation in connection with his designation as principal accounting officer. There are no arrangements or understandings between Mr. Perica and any other persons pursuant to which Mr. Perica was appointed as principal accounting officer of the Company. There are also no family relationships between Mr. Perica and any director or executive officer of the Company, and he has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
10.1†*	Offer Letter to Michael L. Perica	8-K	001-37397	10.1	October 1, 2020
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
_____________________________
* Incorporated herein by reference
† Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: June 16, 2021	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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